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                                                                     Exhibit 7



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion, in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-10321) for the Providentmutual Variable Life Separate Account, of the following reports:

         1. Our report dated February 5, 1999 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

         2. Our report dated February 26, 1999 on our audits of the financial statements of the Providentmutual Variable Life Separate Account (comprising twenty-eight subaccounts) as of December 31, 1998 and for the each of the three years in the period ended December 31, 1998.

         We also consent to the reference to our Firm under the caption
"Experts".






PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 14, 1999